UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 3, 2024

Algorhythm Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41405	95-3795478
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6301 NW 5th Way, Suite 2900
Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(954) 596-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Public Offering

On December 4, 2024, Algorhythm Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) in connection with the public offering (the “Offering”) of 4,200,000 shares of its common stock, par value $0.01 per share (“Common Stock”), 51,682,352 Pre-Funded Warrants to purchase shares of common stock (the “Pre-Funded Warrants”) in lieu of shares of Common Stock, and accompanying Series A Warrants (the “Series A Warrants”) to purchase up to 55,882,352 shares of Common Stock (the “Series A Warrant Shares”) and Series B Warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) to purchase up to 55,882,352 shares of Common Stock (“the “Series B Warrant Shares” and together with the Series A Warrant Shares, the “Warrant Shares”) at a combined offering price of $0.17. Each share of Common Stock or Pre-Funded Warrant in lieu thereof was offered together with a Series A Warrant and a Series B Warrant.

The Series A Warrants are exercisable at a per share initial exercise price of $0.17 and will expire five (5) years from the date such Series A Warrants become exercisable. The Series B Warrants are exercisable at a per share initial exercise price of $0.34 and will expire two and one-half (2.5) years from the date such Series B Warrant becomes exercisable. The Pre-Funded Warrants are immediately exercisable, have an exercise price of $0.01 per share and may be exercised at any time until all Pre-Funded Warrants are exercised in full. The Series A Warrants and the Series B Warrants will be exercisable only upon receipt of such shareholder approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market to permit the exercise of the Warrants (the “Shareholder Approval”).

Beginning on the date of the Shareholder Approval and ending on the fourth trading day after the Shareholder Approval, the exercise price of the Series A and Series B Warrants will be adjusted to equal the lower of (i) the exercise price then in effect and (ii) the greater of (a) the lowest daily volume weighted average price of the shares of Common Stock during the period commencing on the first trading day prior to the Shareholder Approval and ending following the close of trading on the fourth trading day thereafter, and (b) if prior to Shareholder Approval, a price equal to $0.08555, or following the Shareholder Approval, a price equal to $0.03422, and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Warrants on the issuance date for the Warrant Shares then outstanding shall remain unchanged following such reset.

If at the time a holder exercises the Warrants, a registration statement registering the issuance of the Warrant Shares is not then effective or available, in lieu of paying the exercise price in cash, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of common stock determined according to a formula set forth in the Warrants

The holders of Series B Warrants may also effect an “alternative cashless exercise” at any time following Shareholder Approval, pursuant to which the holder has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of Common Stock that would be issuable upon a cashless exercise of the Series B Warrant and (y) 1.0.

In addition, subject to certain exceptions, the Series A Warrant is subject to reduction to the exercise price upon an issuance of securities by the Company at a price per share that is less than the then exercise price. Any reduction to the exercise prices of the Series A Warrants; provided that such adjustment in the exercise price shall be subject to a floor price as set forth in the Series A Warrant. and resulting increase in the number of shares of common stock underlying the Warrants is subject to a floor price as set forth in the Warrants.

The exercise price of the Series A and Series B Warrants is subject to adjustment for stock splits, share dividends, share combinations and similar capital transactions or other such event as further described in the Series A and Series B Warrants.

The Offering was made pursuant to that certain Registration Statement on Form S-1 (File No. 333-283178), as amended, which was originally filed on November 12, 2024, and declared effective by the Securities and Exchange Commission on December 4, 2024.

The closing of the Offering occurred on December 6, 2024. The Company received net proceeds of approximately $8,370,000 million from the Offering, after deducting the estimated offering expenses payable by the Company, including the placement agent fees. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes and to repay the principal amount of $2,352,941 in outstanding senior secured notes of the Company.

In connection with the Offering, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Univest Securities, LLC (the “Placement Agent”), as the exclusive placement agent in connection with the Offering. As compensation to the Placement Agent, the Company paid the Placement Agent a cash fee of 7% and a non-accountable expense allowance of 1.0% of the aggregate gross proceeds raised in the Offering and reimbursed certain expenses of the Placement Agent.

The foregoing summaries of the Purchase Agreement, the Series A Warrant, the Series B Warrant, and the Pre-Funded Warrant and the Placement Agency Agreement, do not purport to be complete and are subject to, and qualified in their entirety by, copies of such documents attached as exhibits 4.1, 4.2, 4.3, 4.4, 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated by reference herein.

Stock Repurchase Agreement

On December 3, 2024, the Company entered into a Stock Repurchase Agreement (the “Repurchase Agreement”) with Stingray Group, Inc., a Canadian corporation (the “Seller”), pursuant to which the Company agreed to repurchase from the Seller an aggregate of 1,098,901 issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Repurchased Shares”).

The shares of common stock to be repurchased were originally issued to the Seller on November 21, 2023, pursuant to a certain stock purchase agreement, dated November 20, 2023.

As consideration for the transaction contemplated by the Repurchase Agreement (the “Stock Repurchase”), at the closing, the Company has agreed to repurchase from the Seller, and the Seller has agreed to sell, assign and transfer to the Company, all of the Seller’s right, title and interest in and to the Repurchased Shares, at a price per share equal to the higher of: (1) the closing price of the common stock on the last trading day immediately preceding the date of the Repurchase Agreement; or (2) the highest volume weighted average price (VWAP) of the common stock during a pricing period of ten (10) consecutive trading days prior to the date of the Repurchase Agreement per share (the “Purchase Price”), and the Company shall issue to the Seller a promissory note in the principal amount equal to the Purchase Price, substantially in the form attached to the Repurchase Agreement as Exhibit A (the “Note”), and subject to terms and conditions therein.

The obligations of each of the Company and the Seller to consummate the closing are conditioned upon the (i) issuance by the Company to the Seller the Note evidencing the Purchase Price and (ii) the Seller’s delivery to the Company of executed stock power with a medallion signature guarantee.

The Repurchase Agreement contains customary representations and warranties. The closing is expected to occur upon satisfaction of the conditions described above, after which the Repurchased Shares will be cancelled and retired.

Mathiew Peloquin, a director of the Company, is the Senior Vice-President, Marketing and Communications of Stingray Group, Inc.

Item 8.01 Other Events.

On December 5, 2024, the Company issued a press release announcing the pricing of the Offering. On December 6, 2024, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
4.3	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement dated December 4, 2024
10.3	Stock Repurchase Agreement dated December 3, 2024
99.1	Press Release dated December 5, 2024
99.2	Press Release dated December 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2024	Algorhythm Holdings, Inc.

	By:	/s/ Gary Atkinson
	Name:	Gary Atkinson
	Title:	Chief Executive Officer